Exhibit 99.2
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

On January 5, 2018, The Medicines Company, a Delaware corporation (the “Company”), completed the previously disclosed sale of its infectious disease business (the "Business"), including the products Vabomere™, Orbactiv® and Minocin® IV and line extensions thereof, and substantially all of the assets related thereto, other than certain pre-clinical assets, to Melinta Therapeutics, Inc., a Delaware corporation (“Melinta”) pursuant to the Purchase and Sale Agreement dated November 28, 2017 (the “Purchase Agreement”) by and between Melinta and the Company (the "Transaction"). At the closing of the Transaction, the Company received approximately $166.4 million and 3,313,702 shares of Melinta common stock having a market value, based on Melinta's closing share price on January 5, 2018 of approximately $54.5 million. In addition, the Company is entitled to receive (i) a cash payment payable 12 months following the closing of the Transaction equal to $25 million; (ii) a cash payment payable 18 months following the closing of the Transaction equal to $25 million; and (iii) tiered royalty payments of 5% to 25% on worldwide net sales of (a) Vabomere and (b) Orbactiv and Minocin IV collectively. The consideration for the Transaction also included the assumption by Melinta of all royalty, milestone and other payment obligations relating to Vabomere, Orbactiv and Minocin IV.
As a result of the Transaction, the results of operations of the Business for all periods prior to the Transaction will be presented as discontinued operations in the Consolidated Statements of Operations for all periods presented, which will be included in the annual financial statements to be filed on Form 10-K for the year ended December 31, 2017.
The unaudited pro forma condensed consolidated balance sheet as of September 30, 2017 has been prepared to give effect to the sale of the Business as if it occurred on September 30, 2017. The unaudited pro forma condensed consolidated statements of operations for the nine months ended September 30, 2017 and the years ended December 31, 2016, 2015 and 2014 have been prepared to give effect to the sale of the Business as if it occurred on January 1, 2014.

The unaudited pro forma condensed consolidated financial information was prepared utilizing our historical financial data derived from the unaudited condensed consolidated financial statements included in our Quarterly Report on Form 10-Q filed with the SEC on November 9, 2017 and from the audited consolidated financial statements for the year ended December 31, 2016 included in our Annual Report on Form 10-K filed with the SEC on March 1, 2017. The unaudited pro forma condensed consolidated financial statements reflect pro forma adjustments that are based on preliminary estimates and assumptions and other information available at the time of preparation. The Company believes that all such adjustments are (i) directly attributable to the sale of the Business, (ii) factually supportable, and (iii) expected to have a continuing impact on the Company’s future consolidated results of operations or financial condition. The pro forma adjustments are described in the notes to the unaudited pro forma information and are based upon available information and assumptions that we believe are reasonable.

The unaudited pro forma condensed consolidated financial information included herein is for informational purposes only and is not necessarily indicative of what the Company's financial performance and financial position would have been had the Transaction been completed on the dates assumed nor is such unaudited pro forma condensed consolidated financial information necessarily indicative of the results to be expected in any future period. Actual results may differ significantly from those reflected in the unaudited pro forma condensed consolidated financial statements for various reasons, including but not limited to, the differences between the assumptions used to prepare the unaudited pro forma condensed consolidated financial statements and actual results.

THE MEDICINES COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
AS OF SEPTEMBER 30, 2017
(in thousands)

	The Medicines Company Historical	Sale of Business		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$166,734	$166,383	(a)	$333,117
Available for sale securities	42,168	54,510	(a)	$96,678
Accounts receivable, net	7,793	(4,223)	(a)	3,570
Inventory, net	67,169	(42,850)	(a)	24,319
Prepaid expenses and other current assets	13,974	18,366	(a) (b)	32,340
Total current assets	297,838	192,186		490,024
Fixed assets, net	18,022	—		18,022
Developed product rights, net	285,965	(285,965)	(a)	—
Goodwill	255,629	(48,109)	(a)	207,520
Restricted cash	5,048	—		5,048
Contingent purchase price from sale of business	143,700	214,000	(a) (b)	357,700
Other assets	778	20,840	(a) (b)	21,618
Total assets	$1,006,980	$92,952		$1,099,932
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$11,698	$(2,869)	(a)	$8,829
Accrued expenses	81,246	(13,625)	(a)	67,621
Current portion of contingent purchase price	28,700	(24,400)	(a)	4,300
Deferred revenue	7,269	—		7,269
Total current liabilities	128,913	(40,894)		88,019
Contingent purchase price	34,183	(18,083)	(a)	16,100
Convertible senior note	642,655	—		642,655
Other liabilities	13,174	—		13,174
Total liabilities	818,925	(58,977)		759,948
Stockholders’ equity:
Preferred stock, $1.00 par value per share, 5,000,000 shares authorized; no shares issued and outstanding	—	—		—
Common stock, $0.001 par value per share, 187,500,000 shares authorized; 75,791,437 issued and 72,778,294 outstanding at September 30, 2017	76	—		76
Additional paid-in capital	1,362,040	—		1,362,040
Treasury stock, at cost; 3,013,1432 shares at September 30, 2017	(90,016)	—		(90,016)
Accumulated deficit	(1,079,096)	150,802	(a) (b) (d)	(928,294)
Accumulated other comprehensive income (loss)	(4,949)	1,127	(a)	(3,822)
Total stockholders’ equity	188,055	151,929		339,984
Total liabilities and stockholders’ equity	$1,006,980	$92,952		$1,099,932

See accompanying notes to unaudited pro forma condensed consolidated financial information.

THE MEDICINES COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2017
(in thousands, except per share amounts)

	The Medicines Company Historical	Sale of Business		Pro Forma
Net product revenues	$38,135	$(23,635)	(c)	$14,500
Royalty revenues	21,694	—		21,694
Total net revenues	59,829	(23,635)		36,194
Operating expenses:
Cost of product revenue	39,436	(12,681)	(c)	26,755
Asset impairment charges	329,097	—		329,097
Research and development	117,337	(34,010)	(c)	83,327
Selling, general and administrative	159,980	(57,632)	(c)	102,348
Total operating expenses	645,850	(104,323)		541,527
Loss from operations	(586,021)	80,688		(505,333)
Co-promotion and license income	2,283	—		2,283
Interest expense	(36,898)	—		(36,898)
Other income (expense)	916	676	(c)	1,592
Loss before income taxes	(619,720)	81,364		(538,356)
Benefit for income taxes	89,607	(66,637)	(c)	22,970
Loss from continuing operations	$(530,113)	$14,727		$(515,386)

Loss from continuing operations per common share:
Basic	$(7.39)			$(7.18)
Diluted	$(7.39)			$(7.18)

Weighted average number of common shares outstanding:
Basic	71,763			71,763
Diluted	71,763			71,763

See accompanying notes to unaudited pro forma condensed consolidated financial information.

THE MEDICINES COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2016
(in thousands, except per share amounts)

	The Medicines Company Historical	Sale of Business		Pro Forma
Net product revenues	$96,630	$(24,673)	(c)	$71,957
Royalty revenues	71,205	—		71,205
Total net revenues	167,835	(24,673)		143,162
Operating expenses:
Cost of revenue	71,347	(11,993)	(c)	59,354
Research and development	139,262	(46,986)	(c)	92,276
Selling, general and administrative	319,151	(106,670)	(c)	212,481
Total operating expenses	529,760	(165,649)		364,111
Loss from operations	(361,925)	140,976		(220,949)
Co-promotion and profit share income	3,854	—		3,854
Gain on sale of assets	288,301	—		288,301
Loss on extinguishment of debt	(5,380)	—		(5,380)
Interest expense	(44,463)	—		(44,463)
Other income (expense)	327	19	(c)	346
(Loss) income before income taxes	(119,286)	140,995		21,709
(Provision) benefit for income taxes	(70)	(206)	(c)	(276)
Loss (income) from continuing operations	(119,356)	140,789		21,433
Loss from continuing operations attributable to non-controlling interest	54	—		54
(Loss) income from continuing operations attributable to The Medicines Company	$(119,302)	$140,789		$21,487

(Loss) income from continuing operations per common share attributable to The Medicines Company:
Basic	$(1.71)			$0.31
Diluted	$(1.71)			$0.29

Weighted average number of common shares outstanding:
Basic	69,909			69,909
Diluted	69,909			73,022

See accompanying notes to unaudited condensed consolidated pro forma financial information.

THE MEDICINES COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2015
(in thousands, except per share amounts)

	The Medicines Company Historical	Sale of Business		Pro Forma
Net product revenues	$255,148	$(14,460)	(c)	$240,688
Royalty revenues	53,859	—		53,859
Total net revenues	309,007	(14,460)		294,547
Operating expenses:
Cost of revenue	119,931	(15,905)	(c)	104,026
Research and development	123,606	(33,216)	(c)	90,390
Selling, general and administrative	337,943	(52,682)	(c)	285,261
Total operating expenses	581,480	(101,803)		479,677
(Loss) from operations	(272,473)	87,343		(185,130)
Co-promotion and profit share income	10,132	—		10,132
Gain on remeasurement of equity investment	22,597	—		22,597
Gain on sale of investment	19,773	—		19,773
Legal settlement	5,000	—		5,000
Interest expense	(37,092)	—		(37,092)
Other income	400	(194)	(c)	206
(Loss) from continuing operations before income taxes	(251,663)	87,149		(164,514)
Benefit for income taxes	29,743	(12,809)	(c)	16,934
Loss income from continuing operations	(221,920)	74,340		(147,580)
Loss from continuing operations attributable to non-controlling interest	(10)	—		(10)
(Loss) from continuing operations attributable to The Medicines Company	$(221,930)	$74,340		$(147,590)

Loss from continuing operations per common share attributable to The Medicines Company:
Basic	$(3.32)			$(2.21)
Diluted	$(3.32)			$(2.21)

Weighted average number of common shares outstanding:
Basic	66,809			66,809
Diluted	66,809			66,809

See accompanying notes to unaudited pro forma condensed consolidated financial information.

THE MEDICINES COMPANY
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2014
(in thousands, except per share amounts)

	The Medicines Company Historical	Sale of Business		Pro Forma
Net product revenues	$659,690	$(2,157)	(c)	$657,533
Operating expenses:
Cost of revenue	233,330	(4,816)	(c)	228,514
Research and development	139,512	(43,255)	(c)	96,257
Selling, general and administrative	314,954	(30,844)	(c)	284,110
Total operating expenses	687,796	(78,915)		608,881
(Loss) income from operations	(28,106)	76,758		48,652
Co-promotion and profit share income	24,236	—		24,236
Legal settlement	25,736	—		25,736
Loss in equity investment	(1,711)	—		(1,711)
Investment impairment	(7,500)	—		(7,500)
Interest expense	(15,701)	—		(15,701)
Other income	918	—		918
(Loss) income from continuing operations before income taxes	(2,128)	76,758		74,630
Benefit (provision) for income taxes	2,309	(18,725)	(c)	(16,416)
Income from continuing operations	181	58,033		58,214
Loss from continuing operations attributable to non-controlling interest	138	—		138
Income from continuing operations attributable to The Medicines Company	$319	$58,033		$58,352

Income from continuing operations per common share attributable to The Medicines Company:
Basic	$—			$0.91
Diluted	$—			$0.88

Weighted average number of common shares outstanding:
Basic	64,473			64,473
Diluted	66,668			66,668

See accompanying notes to unaudited pro forma condensed consolidated financial information.

THE MEDICINES COMPANY
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

Sale of Business
On January 5, 2018, the Company completed the previously disclosed sale of the Business pursuant to the Purchase Agreement. At the completion of the sale, the Company received approximately $166.4 million and 3,313,702 shares of Melinta common stock having a market value, based on Melinta's closing share price on January 5, 2018, of approximately $54.5 million. In addition, the Company is entitled to receive (i) a cash payment payable 12 months following the closing of the Transaction equal to $25 million; (ii) a cash payment payable 18 months following the closing of the Transaction equal to $25 million; and (iii) tiered royalty payments of 5% to 25% on worldwide net sales of (a) Vabomere and (b) Orbactiv and Minocin IV collectively. The consideration for the Transaction also included the assumption by Melinta of all royalty, milestone and other payment obligations relating to Vabomere, Orbactiv and Minocin IV.
Pro Forma Adjustments

(a)
Represents adjustments to reflect the disposition of the assets and liabilities associated with the Business in connection with the transaction described above for consideration with an estimated fair value of $477 million, consisting of $215 million of guaranteed cash with an estimated fair value of $208 million, approximately 3.3 million shares of Melinta common stock with an estimated fair value of $54.5 million and, tiered royalty payments of 5% to 25% on worldwide on worldwide net sales of (a) Vabomere and (b) Orbactiv and Minocin IV collectively with an estimated fair value of $214 million. The assets to be disposed of primarily include developed product rights with a net book value of $286.0 million, goodwill of $48.1 million, inventory of $42.9 million, and accounts receivable of $4.2 million. The liabilities to be disposed of primarily consist of the estimated fair value of the contingent purchase price liabilities of $42.5 million, accrued expenses of $13.6 million and accounts payable of $2.9 million.

(b)	Represents the delayed cash payments and tiered royalty payments measured at fair value due to the Company from Melinta included in the Purchase Agreement.

(c)
Represents adjustments to eliminate the direct operating results of the Business as if the disposition occurred on January 1, 2014. Adjustments to cost of product revenue, research and development, and selling, general and administrative expenses include amounts that are directly related to the Business and that will be eliminated post-closing of the Transaction. Adjustment to the income tax benefit (provision) for the year ended December 31, 2016 was based on statutory rates in effect during that period. For the nine months ended September 30, 2017 and the years ended December 31, 2015 and 2014, the adjustments to the income tax benefit (provision) were primarily attributable to reductions in our recorded valuation allowance against our deferred tax assets as a result of the commencement of amortization of in-process research and development assets associated with the products of the Business upon approval by the FDA.

(d)
Represents the gain arising from the sale offset by costs directly attributable to the Transaction and factually supportable but nonrecurring that would have been recorded if we had completed the Transaction on September 30, 2017. We expect to utilize previously recognized net operating loss carryforwards to reduce this gain for income tax purposes and also reverse a previously established valuation allowance against these net operating loss carryforward deferred tax assets. No adjustment has been made to the cash consideration to give effect to any potential post-closing adjustments under the terms of the Purchase Agreement.